Exhibit 99.1

Monotype Announces Restructuring of Olapic Business

WOBURN, Mass., November 15, 2017 – Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced a restructuring of the Olapic business designed to accelerate its integration into the core Monotype business, thereby helping Monotype to drive improved growth and customer value for the Olapic offerings, and to calibrate investments to better support the Olapic business over time. As a result, Monotype has reduced its headcount by 80 positions, primarily Olapic employees.

“As mentioned on our Q3 earnings call, we’ve learned a lot about the Olapic business in the last year. We believe that integrating the go-to-market teams and focusing our efforts on key vertical markets will help us drive faster growth and better serve our customers over the long term,” said Scott Landers, president and CEO at Monotype. “By aligning the products, programs and people to the market opportunities, we anticipate that the Olapic business will be breakeven for the full year in 2018, sooner than originally expected.”

Landers continued, “Monotype’s business is solid and growing – as evidenced by our strong Q3 performance, where we delivered revenue at the high end of our guidance range and profit above expectations, and we are reiterating the financial guidance we provided on our last earnings call. We believe today’s actions align our resources and will help us drive Olapic growth in 2018, with significant improvements in profitability.”

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the financial impact of the Olapic acquisition and the restructuring, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s product, growth and expansion strategies and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the company’s integration of the Olapic acquisition and the restructuring of the Olapic business; risks associated with the company’s ability to expand products and services offered through acquired companies; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype provides the design assets, technology and expertise that help create beautiful, authentic and impactful brands that customers will engage with and value, wherever they experience the brand, now and in the future. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2017 Monotype Imaging Holdings Inc. All rights reserved.

Press Contact:

Amy Aylward

Amy.aylward@monotype.com